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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)  June 26, 2000



                      KULICKE AND SOFFA INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                  000-00121           23-1498399
 (State or other jurisdiction        (Commission       (I.R.S. Employer
      of incorporation)              File Number)     Identification No.)

  2101 Blair Mill Road, Willow Grove, PA                      19090
  (Address of principal executive offices)                 (Zip code)


       Registrant's telephone number, including area code  (215) 784-6000
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ITEM 5.  OTHER EVENTS

     On June 26, 2000, Kulicke and Soffa Industries, Inc. (the "Company") announced that its Board of Directors approved a 2-for-1 stock split of its common stock. Pursuant to the stock split, each shareholder of record at the close of business on July 17, 2000 will be entitled to receive one additional share for each common share held at the close of business on that date. These additional shares will be distributed by the transfer agent on or about July 31, 2000.

     In connection with the stock split and in accordance with applicable Pennsylvania law, the Board of Directors also has approved an amendment to the corporation's Articles of Incorporation increasing the number of authorized shares of common stock from 100,000,000 to 200,000,000 in proportion to the 2-for-1 split. Specifically, Article 5 of the Amended and Restated Articles of Incorporation of the Company, will be amended to read in its entirety as follows:

     "5. The aggregate number of shares which the corporation shall have authority to issue is 205,000,000 consisting of 200,000,000 shares of Common Stock, without par value ("Common Stock"), and 5,000,000 shares of Preferred Stock, without par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 5, to provide for the issuance of shares of Preferred Stock, including one or more series of such stock, and to fix, from time to time by resolution, the number of shares to be included in each such series, and the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each such series.

     In connection with the Amendment reflecting the increased number of authorized shares of Common Stock set forth in the preceding paragraph, there shall be a 2-for-1 split (the "stock split") of the issued Common Stock, whether outstanding or held as treasury stock (i.e. one new share of Common Stock to be issued for each such issued share), distributable July 31, 2000 to shareholders of record at the close of business on July 17, 2000. No fractional shares shall be issued by the corporation in connection with the stock split, but the corporation shall make appropriate arrangement for the payment of cash in lieu of fractional shares, if any, which otherwise would be so issuable."

     A copy of the press release announcing the stock split is filed as Exhibit
99.1 and incorporated in this report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.                                Description
-----------                                -----------

   99.1                          Press Release dated June 26, 2000

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                KULICKE AND SOFFA INDUSTRIES, INC.

Date:   June 30, 2000           By:    /s/ Robert F. Amweg
                                    -------------------
                                    Robert F. Amweg,
                                    Vice President and Treasurer

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                                 EXHIBIT INDEX

Exhibit No.                      Description
-----------                      -----------

   99.1                Press Release dated June 26, 2000

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